Exhibit 10.1

AMENDMENT NO. 2

TO THE

AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

This Amendment No. 2 to the Amended and Restated Employment Agreement is made as of November 6, 2009 by and among FGX International Inc., a Delaware corporation (the “Company”), Alec Taylor, a resident of the State of Rhode Island (the “Executive”) and FGX International Holdings Limited, a British Virgin Islands corporation (“FGX Holdings”).

WHEREAS, the Company, the Executive and FGX Holdings are parties to a certain amended and restated Employment Agreement dated as of December 19, 2006, as amended as of December 5, 2008 (the “Agreement”);

WHEREAS, pursuant to and in accordance with Section 20 of the Agreement, the Company, the Executive and FGX Holdings desire to amend the Agreement.

NOW, THEREFORE, in consideration of the foregoing promises and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Executive and FGX Holdings agree as follows:

1.             The second sentence of Section 6(f) of the Agreement is amended by redesignating clauses (i), (ii), (iii) and (iv) thereof as clauses (ii), (iii), (iv) and (v), respectively, and by adding the following after the colon therein:

(i) a material reduction or material adverse change in the Executive’s authority, duties, job responsibilities or reporting structure from those in effect on the date hereof;

2.             Section 7(b)(iii) of the Agreement is amended in its entirety to read as follows:

(iii)  commencing on the date of termination, the Company shall provided the Executive with a severance package for twenty-four (24) months (the “Severance Period”) which shall consist of (i) payment during the Severance Period on the first business day of each month of an amount equal to one-twelfth of Executive’s then current Base Salary under Section 4(a) hereof; (ii) payment during the Severance Period on the first business day of each month of an amount equal to one-twelfth of the amount of the Base Bonus (as defined in Section 4(b) above) for the year in which the Executive’s employment is terminated (determined without regard to whether any performance metric established by the Board pursuant to Section 4(b) above is satisfied); (iii) continuation of all benefits under Section 5(a) hereof at the same cost to the Executive as is applicable to active employees of the Company; provided, however, that benefits under Section 5(a) shall be discontinued as of the date on which Executive is provided comparable benefits from any other source.  Notwithstanding anything herein to the contrary, each payment made during the Severance Period shall be deemed to be a separate payment within the meaning of Section 409A of the Code and the regulations thereunder.

3.             The first 3 sentences of Section 8(a) of the Agreement are amended in their entirety to read as follows:

(a)  If the Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason within six (6) months before and in anticipation of, or twelve (12) months after, a Change in Control (as defined in Paragraph (b) of this Section 8), Executive shall be entitled to receive a supplemental bonus payment (the “Change in Control Payment”) from the Company equal to two (2) times the sum of (x) the Executive’s then current Base Salary plus (y) the amount of the Base Bonus (as defined in Section 4(b) above) for the year in which the Executive’s employment is terminated (determined without regard to whether any performance metric established by the Board pursuant to Section 4(b) above is satisfied).  The Change in Control Payment shall be paid to the Executive within fifteen (15) days after: (i) the Change in Control if the Executive’s employment was terminated within six (6) months before the Change in Control; or (ii) the termination of the Executive’s employment by the Company if the Executive’s employment terminates within twelve (12) months after the Change in Control. The Executive shall also be entitled to continuation of all benefits under Section 5(a) hereof at the same cost to the Executive as is applicable to active employees of the Company until the earlier of (x) the two-year anniversary of the termination date and (y) the date on which the Executive is provided comparable benefits from any other source.

4.             Section 8(c) of the Agreement is amended in its entirety to read as follows:

(c)  A “Takeover Transaction” shall mean (i) a merger or consolidation of FGX Holdings with any other Person, other than a merger or consolidation in which the individuals who were members of the Board of Directors of FGX Holdings immediately prior to such transaction continue to constitute a majority of the board of directors of the surviving corporation or any parent thereof for a period of not less than twelve (12) months following the closing of such transaction, or (ii) when any Person becomes after the date hereof the beneficial owner of securities of FGX Holdings representing more than fifty percent (50%) of the total number of votes that may be cast for the election of directors of FGX Holdings, excluding any Person that is excluded from the definition of “beneficial owner” under Rule 16(a)-1(a)(1) under the Exchange Act.

For purpose of this Agreement:  (i) the term “Affiliate” shall have the meaning set forth in Rule 144 under the Securities Act of 1933, as amended; (ii) the term “beneficial owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act; (iii) the term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended; and (iv) the term “Person” shall have the meaning ascribed to such term under Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) FGX Holdings or any of its subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of FGX Holdings or any of its Affiliates, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the stockholders of FGX Holdings in substantially the same proportions as their ownership of stock of FGX Holdings.

5.            Except as expressly provided herein, no other modifications or amendments to the Agreement are being made and, with the exception of the amendment set forth herein, the terms and conditions of the Agreement are hereby ratified and confirmed.

[Signatures Appear on Next Page]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 as of the date first written above.

FGX INTERNATIONAL INC.

/s/ Anthony Di Paola
By: Anthony Di Paola
Title: Executive Vice President

FGX INTERNATIONAL HOLDINGS LIMITED

/s/ Anthony Di Paola
By: Anthony Di Paola
Title: Executive Vice President

EXECUTIVE

/s/ Alec Taylor
Alec Taylor